UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2014, the Compensation Committee (“Committee”) of the Board of Directors of Compuware Corporation (the “Company”) approved a modification to the long-term incentive component of the Company’s Executive Incentive Program (“EIP”) for fiscal year 2015 and pursuant to the terms of the Company’s Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”). The long-term incentive, the target value of which is based upon a pre-determined multiple of base salary, is divided in thirds, with one third payable in cash as Long-Term Performance Cash, one third granted in non-qualified performance stock option (“Performance NQSO”) and one third granted in restricted stock units (“RSUs”). The Committee approved, and the Board approved for Robert C. Paul, Chief Executive Officer, upon the recommendation of the Committee, increases to the base salary multiples applicable to the long-term incentive component of the EIP. The table below illustrates the multiples applied in fiscal 2014 and the new multiples approved for fiscal 2015.

Officer Name and Position	FY14 Incentive Multiples (% of salary)		FY15 Incentive Multiples (% of salary)
	Annual	Long-Term	Annual	Long-Term
Robert C. Paul, President and Chief Executive Officer	100%	200%	100%	400%
Joseph R. Angileri, Chief Financial Office	100%	200%	100%	250%
Daniel S. Follis, Jr., General Counsel, Secretary, and Senior Vice President Human Resources	100%	150%	100%	225%
John Van Siclen, Senior Vice President and General Manager APM	100%	100%	100%	250%
Kris F. Manery, Senior Vice President and General Manager Mainframe	100%	100%	100%	100%

In addition, the Committee approved a change to the performance measures used in the EIP by replacing Earnings Per Share (“EPS”) with Operating Income (non-GAAP basis) in the fiscal 2015 EIP,  defined as income from continuing operations (before other income and income taxes), and adjusted for the impact of certain items (such as gain/loss on divestiture of product lines; restructuring and related costs; advisory fees; stock compensation; amortization of acquired intangibles; and revenue and expenses associated with Covisint Corporation, a controlled subsidiary of the Company). The second performance measure in the fiscal 2015 EIP will be Revenue from continuing operations (excluding Covisint), defined as the sum of revenue from software license, maintenance, subscription and professional services arrangements recognized during the fiscal year in conformity with U.S. GAAP. A summary of the revised EIP will be filed as an exhibit to the Company’s next Form 10-Q.

Pursuant to the Plan and the FY15 EIP, the Committee approved grants of Performance NQSOs and RSUs to certain named executive officers of the Company effective May 1, 2014. Grants to the CEO were approved by the independent members of the Board of Directors upon the recommendation of the Committee. The table below identifies the grants made on May 1, 2014 to the named executive officers.

Officer Name and Position	RSUs	NQSOs
Robert C. Paul, President and Chief Executive Officer	90,090	376,344
Joseph R. Angileri, Chief Financial Officer	48,263	201,613
Daniel S. Follis, Jr., General Counsel, Secretary, and Senior Vice President Human Resources	28,958	120,968
John Van Siclen, Senior Vice President and General Manager APM	36,197	151,210
Kris F. Manery, Senior Vice President and General Manager Mainframe	8,851	36,976

The forms of the Performance NQSO agreement and the RSU agreement have been previously disclosed as Exhibit 10.148 and Exhibit 10.139, respectively.

Also effective May 1, 2014, the Committee approved special retention incentive equity grants of 350,000 non-qualified stock options (“NQSO”) with an exercise price of $10.36 per share and 225,000 RSUs under the Plan to John Van Siclen, Senior Vice President and General Manager of the APM business unit. The form of agreement for the NQSO and the RSUs are the same as those disclosed previously as Exhibits 10.138 and 10.139, respectively, with the exception of the vesting schedule.  Both grants vest as follows: forty percent vest on the first anniversary and thirty percent vest on each of the second and third anniversaries. The NQSO grant agreement and RSU grant agreement used in connection with these grants will be filed as exhibits to the Company’s next Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2014	COMPUWARE CORPORATION

	By:	/s/ Joseph R. Angileri
Joseph R. Angileri
Chief Financial Officer